CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the caption “Experts” and “Exhibit A — Agreement and Plan of Reorganization” in the combined Proxy Statement of John Hancock Classic Value Fund II, a series of John Hancock Capital Series, and Prospectus for John Hancock Disciplined Value Fund, a series of John Hancock Funds III, included in this Registration Statement (Form N-14) of John Hancock Funds III, the references to our firm under the captions “Financial Highlights” in the Class A, B, C, and I Shares Prospectuses dated October 10, 2008 and Class R1 Shares Prospectus as filed with the Securities and Exchange Commission on February 23, 2009 of the John Hancock Disciplined Value Fund, incorporated by reference in this Registration Statement, the reference to our firm under the caption “Independent Registered Public Accounting Firms” and to the incorporation by reference of our report on the Robeco Boston Partners Large Cap Value Fund of The RBB Fund, Inc. dated October 26, 2007, included in the 2007 Annual Report to shareholders, in the Class A, B, C, and I Shares Statement of Additional Information dated October 10, 2008, the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Class R1 Shares Statement of Additional Information as filed with the Securities and Exchange Commission on February 23, 2009 of the John Hancock Disciplined Value Fund, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report on the Robeco Boston Partners Large Cap Value Fund of The RBB Fund, Inc. dated October 30, 2008, included in the 2008 Annual Report to shareholders.
/s/ ERNST & YOUNG LLP
Philadelphia, Pennsylvania
March 26, 2009